UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: June 9, 2016

(Date of earliest event reported)

Arcadia Biosciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37383	81-0571538
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

202 Cousteau Place, Suite 105

Davis, CA 95618

(Address of principal executive offices, including zip code)

(530) 756-7077

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Appointment of New Director

On June 9, 2016, the Board of Directors (the “Board”) of Arcadia Biosciences, Inc. (the “Company”) appointed Rajendra D. Ketkar, the Company’s President and Chief Executive Officer, to serve as a Class I director of the Company, effective immediately. Mr. Ketkar’s appointment fills a Board vacancy created by the Board’s resolution to increase the size of the Board from seven to eight members. Mr. Ketkar’s term will expire at the annual meeting of the Company’s stockholders in 2019, or until his successor is duly elected and qualified, or his earlier resignation, death, or removal. Mr. Ketkar will not receive additional compensation for serving as a director for so long as he continues to serve as an employee of the Company.

As detailed in the Company’s Current Report on Form 8-K filed on May 10, 2016, Mr. Ketkar has extensive agricultural operations and trait commercialization experience, having spent more than 30 years in a variety of business, operations, and strategy roles for Monsanto Company. Mr. Ketkar has a bachelor of technology degree in Chemical Engineering from the Institute of Technology, Banaras Hindu University, India, an MS in Chemical Engineering from Oklahoma State University, and an MBA from University of New Orleans. The Company believes that Mr. Ketkar is qualified to serve on the Board due to his extensive agriculture and agricultural biotechnology business experience in the U.S. and internationally.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At the annual meeting of stockholders of the Company held on June 9, 2016 (the “Annual Meeting”), stockholders holding and entitled to vote 42,209,522 shares of common stock of the Company, or approximately 95.38% of the total outstanding shares of common stock on the record date for the Annual Meeting, were present in person or by proxy. At the Annual Meeting, the stockholders voted on the following two proposals, each of which is described in detail in the definitive proxy statement filed with the Securities and Exchange Commission on April 22, 2016.

The final results for each of the matters considered at the Annual Meeting were as follows:

PROPOSAL I: Election of Directors

Each of the director nominees was elected to serve as a Class I director until the Company’s annual meeting of stockholders in 2019, or until his successor is duly elected and qualified, or his earlier resignation, death, or removal. Due to plurality election, votes could only be cast in favor of or withheld from the nominees and thus votes against were not applicable. The results of the election were as follows:

DIRECTOR NOMINEE	FOR	WITHHELD	BROKER NON-VOTES
George F.J. Gosbee	34,458,831	5,650,957	2,099,734
James R. Reis	34,474,046	5,635,742	2,099,734

PROPOSAL II: Ratification of Selection of Independent Registered Public Accountants

The Board’s appointment of Deloitte & Touche LLP as the Company’s independent registered public accountants for the year ending December 31, 2016, was ratified by the affirmative votes of the stockholders. There were no broker non-votes on this proposal. The results of the ratification were as follows:

FOR	AGAINST	ABSTAIN
42,169,316	15,433	24,773

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCADIA BIOSCIENCES, INC.
Date: June 10, 2016
	By:	/s/ Wendy S. Neal
Name: Wendy S. Neal
Title: Vice President, Chief Legal Officer & Secretary